UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2019

SLEEPAID HOLDING CO.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55446	47-3785730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rm 10 1/F Wellborne Commercial Centre

8 Java Road

 North Point, Hong Kong

(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (852) 2806-2312

____________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 11, 2019, Mr. Tao Wang, Director, CEO and CFO of Sleepaid Holding Company (the “Company”) submitted his resignation effective immediately to the Board of Directors, for personal reasons due to life priorities and use of time. Mr. Wang’s resignation was not a result of a disagreement with the Company on any matters related to its operations, policies or practices.

On October 14, 2019, the Board of Directors accepted Mr. Wang's resignation and appointed Ms. Qiuli Chen as CEO and CFO. effective immediately

On January 18, 2018, Quili Chen was appointed as an officer and director of Sleepaid. Ms. Chen joined Nice Great in January 2017 as an employee responsible for company operations. From July 2015 until January 2017, Ms. Chen was administrative assistant to Sleepaid’s former CEO, Tao Wang and manager of Sleepaid’s human resource department. From September 2014 to June 2015, Ms. Chen was the general secretary assistant for the Guangzhou Association for Promotion of Science and Technology and Finance. Ms. Chen, age 28, earned a Bachelor of Arts degree in Economics from the University of Iowa in 2014.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEPAID HOLDING CO.

Date: October 15, 2019	By:	/s/ Qiuli Chen
Qiuli Chen, CEO

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